                                                                      EXHIBIT 4

                               AUTHORIZATION CARD

              MONMOUTH REAL ESTATE INVESTMENT CORPORATION DIVIDEND
                      REINVESTMENT AND STOCK PURCHASE PLAN

         I wish to participate in the Dividend Reinvestment and Stock Purchase
Plan (the "Plan") for the purchase of whole and partial shares of Common Stock
("Shares") of Monmouth Real Estate Investment Corporation (the "Company") as
follows:

           FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all
Shares now or hereafter registered in my name and on all Shares held for me by the Plan Administrator. I may also make optional cash deposits.

          PARTIAL DIVIDEND REINVESTMENT. I want to reinvest cash dividends on only ________ Shares registered in my name and want my cash dividends on the rest of my Shares. I understand that dividends on all Shares held for me by the
Plan Administrator will be reinvested. I may also make optional cash deposits.

         OPTIONAL CASH DEPOSITS ONLY. I want to make only optional cash deposits. I do not want to reinvest dividends on Shares registered in my name. I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested. My check in the amount of $___________ is enclosed.

         My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan.

         ------------------------           ------------------------
         Social Security or Tax I.D. No.    Date

         -------------------------          -------------------------
         Print Names(s) of Registered       Signature(s) of Registered
         Owners                                      Owners

         FOR INITIAL ENROLLMENT ONLY: Make checks payable to Mellon Bank, N.A.
and mail to P.O. Box 3339, South Hackensack, New Jersey 07606-1939.

         SHAREHOLDERS ALL OF WHOSE SHARES ARE IN NOMINEE OR STREET NAME ONLY MAY
ELECT OPTIONAL CASH PAYMENTS. CERTIFICATION ON THE REVERSE OF CARD MUST BE
COMPLETED.

         OWNER CERTIFICATION OF SHARES IN STREET OR NOMINEE NAME AND ENROLLMENT
IN PLAN

         (TO BE USED ONLY BY SHAREHOLDERS ALL OF WHOSE SHARES ARE IN NOMINEE OR
STREET NAME)

         Name of Broker or Nominee Holding Shares for Shareholder:

         -----------------------------------------------------------

         Number of Shares held by Broker or Nominee:
                                                    --------------------

         I wish to make optional cash payments to the Plan. My check in the amount of $______ is enclosed. My Plan Account is to be maintained as follows
(PLEASE PRINT):

         -----------------------------------------------------------
         Name

         -----------------------------------------------------------
         Street         City           State          Zip

         Social Security/Tax I.D. No.       _________________________

         Date  ________________________

         I HEREBY CERTIFY THAT I AM THE OWNER OF THE SHARES OF MONMOUTH REAL
ESTATE INVESTMENT CORPORATION INDICATED ABOVE.

                            -------------------------
                                    Signature

         IF  ADDRESS  IS  NOT PROPERLY SHOWN, PLEASE  CORRECT  BEFORE RETURNING.

         THIS IS NOT A PROXY.